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                                     EXHIBIT 5.0



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                 [Elias, Matz, Tiernan & Herrick L.L.P. Letterhead]

                                    April 2, 1998

                                      VIA EDGAR


Board of Directors
Homestead Bancorp, Inc.
195 North Sixth Street
Ponchatoula, Louisiana 70454

Gentlemen:

     We have acted as special counsel to Homestead Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the "Registration Statement"), relating to the issuance of up to 1,285,170 shares (which may be increased to up to 1,477,945 shares under certain circumstances described below) of the Company's common stock, par value $.01 per share (the "Common Stock"), in connection with the conversion of Homestead Mutual Holding Company (the "MHC") from mutual to stock form with Ponchatoula Homestead Savings, F.A. (the "Association") becoming a wholly owned subsidiary of the Company (the "Conversion"). In this regard, we have examined the Articles of Incorporation and Bylaws of the Company, resolutions of the Board of Directors of the Company, the MHC and the Association, the Plan of Conversion and Agreement and Plan of Reorganization ("Plan of Conversion"), and such other documents and matters of law as we deemed appropriate for the purposes of this opinion.


     Based upon the foregoing, we are of the opinion as of the date hereof that the Common Stock has been duly and validly authorized, and when issued in accordance with the terms of the Plan of Conversion and upon the receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement and to the references to this firm under the headings "The Conversion - Tax Aspects" and "Legal Matters" in the Prospectus contained in the Registration Statement.

                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                        By: \s\Kevin M. Houlihan
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                                            Kevin M. Houlihan, a Partner